Exhibit 99.1

U.S. Energy Corp. Announces Pricing of $3.0 Million Underwritten Public Offering of Common Stock

HOUSTON, Nov. 12, 2020 (GLOBE NEWSWIRE) — U.S. Energy Corp. (Nasdaq: USEG) (the “Company”), today announced the pricing of an underwritten public offering of 1,000,000 shares of its common stock at a price of $3.00 per share, for gross proceeds to the Company of $3,000,000, before deducting underwriting discounts and other offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital, and potential acquisitions of oil and gas properties.

In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 150,000 shares of common stock offered in the public offering to cover over-allotments, if any.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as sole bookrunner for the offering.

The offering is expected to close on November 16th, 2020, subject to customary closing conditions.

The shares of common stock are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-249738) previously filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2020 and declared effective by the SEC on November 12, 2020. The offering will be made only by means of a prospectus, forming a part of the effective registration statement. A final prospectus relating to the shares of common stock being offered will be filed with the SEC. The Company will also file a Form 8-K in connection with the underwriting agreement and the closing of the offering. Electronic copies of the final prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by Kingswood Capital Markets, Attention: Syndicate Department, 17 Battery Place, Suite 625, New York, NY 10004, by telephone at (212) 404-7002, or by email at syndicate@kingswoodcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Energy Corp.

U.S. Energy is an independent energy company focused on the acquisition and development of oil and gas producing properties in the United States. Our business is currently focused on targeting mature, low decline assets with existing infrastructure, which we believe allows us to maximize our return on capital in a cost effective and sustainable manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, including the registration statement and prospectus, not limited to Risk Factors relating to its business contained therein. Additional risks and uncertainties relate to completion of the offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the offering. Thus, actual results could be materially different. Particular uncertainties and risks include: our ability to satisfy the closing conditions of the offering; the closing of the offering; the use of proceeds of the offering and market and other conditions. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com